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                                                                      EXHIBIT 22


                    SUBSIDIARIES OF DURAKON INDUSTRIES, INC.



        NAME                                                    JURISDICTION
-------------------------------                            ---------------------
Jerr-Dan Corporation                                        Pennsylvania

Durakon FSC, Inc.                                           U.S. Virgin Islands

Durakon Mexicana, S.A. de C.V.                              Mexico

Benton Plastics, Inc.                                       Tennessee